Exhibit 10.50

Execution Version

Guaranty Agreement

Dated as of December 28, 2021

of

THE GUARANTORS PARTY HERETO

FROM TIME TO TIME

    - i -

Section 15.7. Jurisdiction and Process; Waiver of Jury Trial.	11
Section 15.8. Reproduction of Documents.	12

Exhibit A     --     Form of Guaranty Joinder
    - ii -

GUARANTY AGREEMENT
THIS GUARANTY AGREEMENT, dated as of December 28, 2021 (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the signatories hereto and any other entities from time to time parties hereto pursuant to Section 15.1 hereof, the “Guarantors”), in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”
PRELIMINARY STATEMENTS:
I.    GREEN BRICK PARTNERS, INC., a Delaware corporation (the “Company”), is entering into a Note Purchase Agreement dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), with the other Persons listed on the signature pages thereto (the “Purchasers”) simultaneously with the delivery of this Guaranty Agreement. Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.
II.    The Company has authorized the issue and sale, pursuant to the Note Agreement, of 3.25% Senior Notes due December 28, 2029 in the aggregate principal amount of $100,000,000 (as amended, restated, supplemented or otherwise modified from time to time, together with any notes issued in substitution therefor, the “Notes”).
III.    It is a condition to the agreement of each applicable Purchaser to purchase the Notes that this Guaranty Agreement shall have been executed and delivered by the Guarantors and shall be in full force and effect.
IV.    Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement. The board of directors (or similar governing body) of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.
NOW THEREFORE, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes in accordance with the Note Agreement, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:
SECTION 1.GUARANTY.
Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, the applicable Make-Whole Amount in respect of, and interest on (including, without limitation, any Make-Whole Amount due and payable after, and interest accruing after, the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise), (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein, and (c) the due and punctual performance of all covenants, agreements, liabilities, and other obligations of the Company or any other Guarantor under any Note Documents or any other document or instrument referred to therein (all such obligations described in clauses (a) through (c) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and performance and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes, the Note Agreement, or the other Note Documents. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that the Notes may (but need not) make reference to this Guaranty Agreement.
Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees and expenses) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.
Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes, the Note Agreement, or the other Note Documents.
Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers, the holders (by their acceptance of this Guaranty Agreement, and on behalf of themselves and their successors and assigns) and each Guarantor hereby agrees that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder. Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

SECTION 2.OBLIGATIONS ABSOLUTE.
The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect until the payment in full in cash of all of the Guaranteed Obligations (subject to reinstatement as set forth in Section 6), without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement, the other Note Documents or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; (g) the absence of any attempt by any holder to collect the Guaranteed Obligations or any portion thereof from the Company, any other Guarantor, any other guarantor of all or any portion of the Guaranteed Obligations or any other Person or other action to enforce the same, (h) any action taken by any holder that is authorized by this Guaranty, (i) reserved, (j) reserved, (k) any mortgage, indenture, lease, contract, or other agreement (including without limitation any agreement with members or stockholders or other equity interest holders of such Guarantor, as applicable), instrument or undertaking to which any Guarantor or the Company is a party or which purports to be binding on or affect any such Person or its assets, or (l) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each Guarantor covenants that its obligations hereunder shall not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

SECTION 3.WAIVER.
Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement, the other Note Documents or the Notes, (d) any requirement for diligence on the part of any holder, (e) any defense arising by reason of (i) the incapacity, lack of authority or any disability or other defense of the Company, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto, or (ii) the cessation of the liability of the Company from any cause (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to the Company or any Guarantor, as the case may be, or the estate of any such party, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment), (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (g) any defense based upon any holder’s errors or omissions in the administration of the Guaranteed Obligations (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty, and (i) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.
Each Guarantor agrees that no holder shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guaranteed Obligations.
SECTION 4.OBLIGATIONS UNIMPAIRED.
Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement, the other Note Documents or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; (g) assign this Guaranty in part or in whole in connection with any assignment of the Guaranteed Obligations or any portion thereof, and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.
If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.
SECTION 5.SUBROGATION AND SUBORDINATION.
(a)    Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been performed and indefeasibly paid in full in cash.
(b)    Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the equal and ratable benefit of the holders of Notes and the holders of all other Indebtedness and other obligations permitted pursuant to the Note Agreement of the Company guaranteed by such Guarantor on a pari passu basis with the Guaranteed Obligations solely to the extent that the agreement by which such Guarantor has guaranteed such other Indebtedness and obligations expressly provides that if such Guarantor is required to turn over any similar payment to the lenders or representative of such other Indebtedness or obligations, such payment will also be held by the lenders or such representative for the equal and ratable benefit of the holders of the Notes (“Pari Passu Indebtedness”) (and the holders of Notes together with the holders of the Pari Passu Indebtedness, the “Beneficiaries”) and the proceeds thereof shall be paid over to the Beneficiaries promptly, in the form received (together with any necessary endorsements) for application to the Guaranteed Obligations and the Pari Passu Indebtedness, ratably, in accordance with the respective amounts of such Guaranteed Obligations and Pari Passu Indebtedness (whether matured or unmatured) at the time held by such Beneficiaries, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.
(c)    If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Beneficiaries and shall be paid over to the Beneficiaries promptly, in the form received (together with any necessary endorsements) for application to the Guaranteed Obligations and the Pari Passu Indebtedness, ratably, in accordance with the respective amounts of such Guaranteed Obligations and Pari Passu Indebtedness (whether matured or unmatured) at the time held by such Beneficiaries, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.
(d)    Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.
(e)    Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value as to any Guarantor, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement, the other Note Documents or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.
SECTION 6.REINSTATEMENT OF GUARANTY.
This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

SECTION 7.RANK OF GUARANTY.
All payment obligations of each Guarantor under this Guaranty Agreement in respect of the Notes and this Guaranty Agreement shall be maintained (i) at a rank pari passu with all payment obligations of such Guarantor under this Guaranty Agreement and the Notes guaranteed thereby without any preference among themselves and (ii) not less than pari passu in respect of all other Indebtedness (actual or contingent) of such Guarantor.
SECTION 8.MAINTENANCE OF EXISTENCE.
So long as any of the Notes are outstanding, each Guarantor agrees that, unless the Required Holders otherwise consent in writing, subject to Section 10.4 of the Note Agreement, each Guarantor will at all times preserve and keep in full force and effect its existence.
SECTION 9.REPRESENTATIONS AND WARRANTIES OF EACH GUARANTOR.
Each Guarantor represents and warrants to each holder as follows:
Section 9.1    Organization; Power and Authority. Such Guarantor is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and such Guarantor is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has all requisite corporate, limited partnership or limited liability company, as applicable, power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and the other Note Documents to which it is a party and to perform the provisions hereof and thereof.
Section 9.2    Authorization, Etc. The execution, delivery and performance by such Guarantor of each Note Document to which it is a party are within such Guarantor’s corporate, limited liability company or partnership, as applicable, power and have been duly authorized by all necessary corporate, limited liability or partnership, as applicable action on the part of such Guarantor. This Guaranty Agreement and each other Note Document to which such Guarantor is a party constitute a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 9.3    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty Agreement or any other Note Document to which it is a party.

Section 9.4    Information Regarding the Company. Such Guarantor now has and will continue to have independent means of obtaining information concerning the operations, financial condition and business of the Company. No holder shall have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders. Such Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.
Section 9.5    Compliance With Laws, Other Instruments, Etc. The execution, delivery and performance by each Guarantor of this Guaranty Agreement and the other Note Documents to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.
SECTION 10. RESERVED.
SECTION 11. TERM OF GUARANTY AGREEMENT.
This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash, and shall be subject to reinstatement pursuant to Section 6.
SECTION 12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 13. AMENDMENT AND WAIVER.
Section 13.1    Requirements. Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that, other than as provided in Section 17.1(a) of the Note Agreement, no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Sections 2, 3, 4, 5, 6, 7, 11 or 13 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.
Section 13.2    Solicitation of Holders of Notes.
(a)    Solicitation. Each Guarantor will provide each holder of any Notes (irrespective of the amount of Notes then owned by it) with reasonably sufficient information, reasonably far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 13.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.
Section 13.3    Binding Effect. Any amendment or waiver consented to as provided in this Section 13 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.
Section 13.4    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.
Section 13.5    Release. At the request and sole expense of the Company, a Guarantor shall be released from its obligations hereunder in accordance with Section 9.7 of the Note Agreement; provided, that the Company shall have delivered to holders of Notes, at least five Business Days (or such lesser period permitted in writing by the Required Holders) prior to the date of the proposed release, a written request for such release identifying the relevant Guarantor and referencing Section 9.7 of the Note Agreement, together with any necessary certificates or other documentation required pursuant to Section 9.7 of the Note Agreement.
SECTION 14. NOTICES.
All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(a)    if to any Guarantor, to such Guarantor at c/o Green Brick Partners, Inc., 2805 Dallas Parkway, Suite 400, Plano, TX 75093, to the attention of Chief Financial Officer, or such other address as such Guarantor shall have specified to the holders in writing, or
(b)    if to any holder, to such holder at the addresses specified for such communications set forth in the Purchaser Schedule to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing.
SECTION 15. MISCELLANEOUS.
Section 15.1    Successors and Assigns; Joinder. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guaranty Joinder substantially in the form of Exhibit A attached hereto and delivering the same to the holders. Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.
Section 15.2    Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.
Section 15.3    Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.
Section 15.4    Further Assurances. At any time or from time to time upon the request of the Required Holders, each Guarantor, and any of its Subsidiaries, shall promptly execute, acknowledge and deliver all such further documents and do such other acts as the Required Holders may reasonably request in order to effect fully the purposes of the other Note Documents and this Guaranty Agreement.
Section 15.5    Governing Law. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 15.6    Counterparts. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto
Section 15.7    Jurisdiction and Process; Waiver of Jury Trial.
(a)    Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    Each Guarantor consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 15.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 14 or at such other address of which such holder shall then have been notified pursuant to Section 14. Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)    Nothing in this Section 15.7 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    THE GUARANTORS AND EACH HOLDER OF ANY NOTES HEREBY (BY ITS ACCEPTANCE OF THE BENEFITS HEREOF) WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.
Section 15.8    Reproduction of Documents; Execution. This Guaranty Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced. Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 15.8 shall not prohibit any Guarantor or any other holder of any Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. A facsimile or electronic transmission of the counterpart of this agreement shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.
[Remainder of Page Intentionally Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.
JBGL OWNERSHIP LLC
THE PROVIDENCE GROUP OF GEORGIA, L.L.C.
THE PROVIDENCE GROUP OF GEORGIA CUSTOM HOMES, L.L.C.
TPG HOMES, L.L.C.
JBGL EXCHANGE LLC
JBGL MUSTANG LLC
GRBK FRISCO LLC
GRBK EDGEWOOD LLC
GRBKMP, LLC
JBGL CHATEAU, LLC
JBGL HAWTHORNE, LLC
CB JENI HOMES DFW LLC
CB JENI BERKSHIRE PLACE LLC
CB JENI – BRICK ROW TOWNHOMES, LLC
CB JENI MUSTANG PARK LLC
NORMANDY HOMES CYPRESS MEADOWS, LLC
NORMANDY HOMES LAKESIDE, LLC
SGHDAL LLC
TROPHY SIGNATURE HOMES, LLC
TSHH, LLC
TSHWS, LLC

By:	/s/ Richard A. Costello
Name:	Richard A. Costello
Title	Vice President

    Signature Page to Guaranty Agreement

JBGL BUILDER FINANCE LLC
JOHNS CREEK 206, LLC
JBGL ATLANTA DEVELOPMENT, LLC
JBGL ATLANTA DEVELOPMENT 2014, LLC
GRBK GC, LLC
GRBK STRINGER, LLC
GRBK DEVORE, LLC
GRBK CHURCH STREET, LLC
GRBK HAYNES, LLC

By:	/s/ Richard A. Costello
Name:	Richard A. Costello
Title	President

    Signature Page to Guaranty Agreement

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EXHIBIT A
GUARANTY JOINDER
THIS GUARANTY JOINDER (this “Guaranty Joinder”), dated as of [_______________, 20__] is made by [_______________], a [_______________] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below.
PRELIMINARY STATEMENTS:
I.    GREEN BRICK PARTNERS, INC., a Delaware corporation (the “Company”), has issued and sold, pursuant to the Note Purchase Agreement dated as of December 28, 2021 (as amended, restated supplemented or otherwise modified from time to time, the “Note Agreement”), its 3.25% Senior Notes due December 28, 2029, in the aggregate principal amount of $100,000,000 (as amended, restated, supplemented or otherwise modified from time to time, together with any notes issued in substitution therefor, the “Notes”).
II.    The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guaranty Joinder in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of December 28, 2021 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), executed by certain Subsidiaries of the Company (together with each entity that from time to time becomes a party thereto by executing a Guaranty Joinder pursuant to Section 15.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes.
III.    The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement, the other Note Documents and the Notes issued thereunder.
IV.    Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.
NOW THEREFORE, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:
The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders, from time to time, of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) agrees to perform and observe the covenants contained in Section 8 of the Guaranty Agreement, (e) makes the representations and warranties set forth in Section 9 of the Guaranty Agreement and (f) waives the rights, submits to jurisdiction, and waives service of process as described in Section 15.7 of the Guaranty Agreement.
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Notice of acceptance of this Guaranty Joinder and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.
The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 14 of the Guaranty Agreement is set forth below.
This Guaranty Joinder shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
IN WITNESS WHEREOF, the Additional Guarantor has caused this Guaranty Joinder to be duly executed and delivered as of the date and year first above written.
[NAME OF GUARANTOR]
By: _________________________
Name:
Title:
Notice Address for such Guarantor[s]
______________________________
______________________________
______________________________
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